SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                             ----------------------



                                    Form 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): February 10, 2000



                            VALENCE TECHNOLOGY, INC.
               (Exact Name of Registrant as Specified in Charter)




        Delaware                  0-20028                77-0214673
    (State or Other             (Commission             (IRS Employer
     Jurisdiction               File Number)          Identification No.)
    of Incorporation)


                                301 CONESTOGA WAY
                             HENDERSON, NEVADA 89015
                    (Address of Principal Executive Offices)

                                   (702) 558-1000
                         (Registrant's Telephone Number)

                                 Not Applicable
           (Former name or former address, if changed since last report)

Item 5. Other Events.

The registrant today reached a settlement in the securities class-action lawsuit that had been pending against the company and certain of its present and former officers and directors in U.S. District Court in the Northern District of California.

Under the settlement, which is subject to court approval and certain other ordinary contingencies, the claims against the registrant and all other defendants will be dismissed without presumption or admission of any liability or wrongdoing.

The full amount of the cash settlement and associated legal costs to date has been either previously expensed, reserved for or fully covered by the company's insurance carriers. Under the terms of the settlement Valence will pay $1.3 million in cash and 950,000 shares of common stock to the class fund. The company will take a charge for the impact of the stock portion of this settlement during the fourth quarter ending March 26, 2000.

The registrant denies liability and fault, but believes that the settlement of the litigation is in its stockholders' best interest. Continuing the litigation would have been expensive and distracting to management, and the registrant entered into settlement in order to resolve uncertainty about the lawsuits among the company's stockholders, customers, suppliers and other business partners.


Item 7. Exhibits.

EXHIBIT NUMBER                       DESCRIPTION
      99.1            News Release dated February 10, 2000


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



February 14, 2000                               VALENCE TECHNOLOGY, INC.

                                           By: /S/ JAY L. KING
                                              -------------------------------
                                              Jay L. King
                                              Vice President and
                                              Chief Financial Officer


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                                  EXHIBIT INDEX


EXHIBITS

99.1  News Release dated February 10, 2000


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